Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

TSG HOLDINGS CORP.

ARTICLE I

STOCKHOLDERS

1.1          Meetings.

1.1.1       Place.  Meetings of the stockholders shall be held at such place as may be designated by the board of directors.

1.1.2       Annual Meeting.  An annual meeting of the stockholders for the election of directors and for other business shall be held on such date and at such time as may be fixed by the board of directors.

1.1.3       Special Meetings.  Special meetings of the stockholders may be called at any time by the president, or the board of directors, or the holders of a majority of the outstanding shares of stock of the Company entitled to vote at the meeting.

1.1.4       Quorum.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock of the Company entitled to vote on a particular matter shall constitute a quorum for the purpose of considering such matter.

1.1.5       Voting Rights.  Except as otherwise provided herein, in the Amended and Restated Certificate of Incorporation of the Company or by law, every stockholder shall have the right at every meeting of stockholders to one vote for every share standing in the name of such stockholder on the books of the Company which is entitled to vote at such meeting.  Every stockholder may vote either in person or by proxy.

ARTICLE II

DIRECTORS

2.1          General Powers.  The property, affairs and business of the Company shall be managed by or under the direction of the board of directors.  The board of directors may exercise all the powers of the Company and do all lawful acts and things which are not reserved to the stockholders by law or by the Amended and Restated Certificate of Incorporation of the Company.

2.2          Number, Qualification, Term of Office and Election.  The number of directors shall be such as the board of directors may from time to time by resolution direct, provided that such number shall not be less than two.  Directors need not be stockholders.  Each director shall hold office for one year and until his successor, if any, is elected and qualified or until his earlier death, resignation or removal.  Directors need not be elected by written ballot.

2.3          Quorum and Manner of Action.  Except as otherwise provided by law, a majority of the number of the board of directors shall be required to constitute a quorum for the transaction of business at any meeting.  The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors.  In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had.  Notice of any adjourned meeting need not be given if the time and place thereof are announced at the meeting at which adjournment is taken.  The directors shall act only as a board and individual directors shall have no power as such.

2.4          Place of Meeting, etc.  The board of directors may hold its meetings, have one or more offices, and keep the books and records of the Company, at such place or places within or without the State of Delaware, as the board of directors may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

2.5          Regular Meetings.  A regular meeting of the board of directors shall be held as soon as practicable after each annual meeting of stockholders for the election of officers and the transaction of other business, and other regular meeting of said board of directors shall be held at such times and places as said Board shall direct.  No notice shall be required for any regular meeting of the board of directors.

2.6          Special Meetings; Notice and Waiver of Notice.  Special meetings of the board of directors may be called by the chairman of the board, the secretary on the request of the chairman of the board, or any two directors.  The secretary or an assistant secretary shall give notice of the time and place of each special meeting by mailing a written notice of the same to each director at this last known post office address or usual place of business at least five days before the meeting or by causing the same to be delivered personally or to be transmitted by fax, telegraph, cable, telephone or orally at least 24 hours before the meeting to each director.  Neither the business to be transacted at, nor the purpose of any special meeting of the board of directors need be specified in any notice or written waiver of notice unless so required by law or the Amended and Restated Certificate of Incorporation of the Company.  Notice of any meeting of the board of directors need not be given to any director if he or she shall sign a written waiver thereof either before or after the time stated therein, or if he or she shall be present at the meeting and participate in the business transacted thereat, except if a director attends for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Unless limited by law, the Amended and Restated Certificate of Incorporation of the Company, or the terms of the notice thereof, any and all business may be transacted at any special meeting.

2.7          Action by Consent.  Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the board of directors or of such committee, as the case may be, and such written consent if filed with the minutes or proceedings of the board of directors or committee.

2.8          Organization.  At each meeting of the board of directors, the chairman of the board, or, in his or her absence or nonelection, a director chosen by a majority of the directors, shall act as chairman of the meeting.  The secretary, or in his or her absence, an assistant secretary, or in the absence of both the secretary and assistant secretary, any person appointed by the chairman, shall act as secretary of the meeting.

2.9          Resignations.  Any director of the Company may resign at any time by giving written notice to the board of directors, the president or the secretary of the company.  The resignation of any director shall take effect immediately unless a date certain specified therein for it to take effect, in which event it shall be effective upon such date, and the acceptance of such resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

2.10        Vacancies.  Any vacancy in the board of directors caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause shall be filled by the stockholders of the Company at the next annual meeting of stockholders or any special meeting called for the purpose (or by written consent in lien of a meeting).  Each director so elected shall hold office for the remainder of the full term of the director in which the vacancy occurred or, in the case of a new directorship, one year, and until his or her successor, if any, shall have been duly elected and qualified, or until his or her death, resignation or removal.  No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.  In case all the directors shall die or resign or be removed or disqualified, any stockholder having voting powers may call a special meeting of the stockholders, upon notice given as herein provided for meetings of the stockholders, at which directors may be elected for the unexpired term.

2.11        Compensation of Directors.  Directors, as such, shall receive such sum for their services and expenses as may be directed by resolution of the board of directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for their services and expenses.

2.12        Committees.  By resolution or resolutions passed by a majority of the board of directors at any meeting of the board of directors, the directors may designate one or more committees, including without limitation executive, audit and compensation committees, with each committee to consist of two or more directors.  To the extent provided in said resolution or resolutions, unless otherwise provided by law, such committee or committees shall have and may exercise all of the powers of the board of directors in the management of the business and affairs of the Company, including without limitation the power and authority to authorize the seal of the Company to be affixed to all papers which may require it, except that no such committee shall have any power or authority with respect to (i) amending the Amended and Restated Certificate of Incorporation of the Company or these Bylaws, (ii) approving or recommending to the stockholders of the Company any agreement or plan of merger or consolidation, any sale, lease or exchange of all or substantially all of the property and assets of the Company or the dissolution or liquidation of the Company (or the abandonment or revocation thereof) and (iii) the declaration of dividends and the authorization of the issuance of shares of capital stock of the Company.  The board of directors may designate one or more directors as alternate members of a committee who may replace an absent or disqualified member at any meeting.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  A committee may make such rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary for the transaction of business of such committee.  Regular meetings of a committee shall be held at such times as such committee shall from time to time by resolution determine.

2.13        Participation in Meetings.  Members of the board of directors or of any committee may participate in any meeting of the board of directors or committee, as the case may be, by means of conference telephone or similar communication equipment by means which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

2.14        The Chairman of the Board.  The board of directors may elect, among its members, a chairman of the board.  The chairman of the board, if one be elected, shall preside, if present and unless otherwise determined by the board of directors, at all meeting of the stockholders and at all meetings of the board of directors, and he or she shall perform such other duties and have such other powers as may from time to time be designated and assigned to him or her by the board of directors.

ARTICLE III

OFFICERS

3.1          Election.  At its first meeting after each annual meeting of the stockholders, the board of directors shall elect a president, treasurer, secretary and such other officers as it deems advisable.

3.2          Authority, Duties and Compensation.  The officers shall have such authority, perform such duties and serve for such compensation as may be determined by resolution of the board of directors.  Except as otherwise provided by board resolution, (i) the president shall be the chief executive officer of the Company, shall have general supervision over the business and operations of the Company, may perform any act and execute any instrument for the conduct of such business and operations and shall preside at all meetings of the board and stockholders, (ii) the other officers shall have the duties customarily related to their respective offices, and (iii) any vice president, or vice presidents in the order determined by the board, shall in the absence of the president have the authority and perform the duties of the president.

ARTICLE IV

INDEMNIFICATION

4.1          Right to Indemnification.  The Company shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person is or was a director or officer of the Company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of the Company or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of the Company serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the Company or other enterprise, against expenses (including attorneys’ fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Company, except to the extent that such indemnification is prohibited by applicable law.

4.2          Advance of Expenses.  Expenses incurred by a director or officer of the Company in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding subject to the provisions of any applicable statute.

4.3          Procedure for Determining Permissibility.  To determine whether any indemnification or advance of expenses under this Article IV is permissible, the board of directors by a majority vote of a quorum consisting of directors not parties to such proceeding may, and on request of any person seeking indemnification or advance of expenses shall be required to, determine in each case whether the applicable standards in any applicable statute have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, provided that, if there has been a change in control of the Company between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the permissibility of indemnification or advance of expenses shall be determined by independent legal counsel.  The reasonable expenses of any director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Company.

4.4          Contractual Obligation.  The obligations of the Company to indemnify a director or officer under this Article IV, including the duty to advance expenses, shall be considered a contract between the Company and such director or officer, and no modification or repeal of any provision of this Article IV shall affect, to the detriment of the director or officer, such obligations of the Company in connection with a claim based on any act or failure to act occurring before such modification or repeal.

4.5          Indemnification Not Exclusive; Inuring of Benefit.  The indemnification and advance of expenses provided by this Article IV shall not be deemed exclusive of any other right to which one indemnified may be entitled under any statute, provision of the Amended and Restated Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

4.6          Insurance and Other Indemnification.  The board of directors shall have the power to (i) authorize the Company to purchase and maintain, at the Company’s expense, insurance on behalf of the Company and on behalf of others to the extent that power to do so has not been prohibited by statute, (ii) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure any of its indemnification obligations, and (iii) give other indemnification to the extent permitted by statute.

ARTICLE V

TRANSFER OF SHARE CERTIFICATES

Transfers of share certificates and the shares represented thereby shall be made on the books of the Company only by the registered holder or by duly authorized attorney.  Transfers shall be made only on surrender of the share certificate or certificates.

ARTICLE VI

AMENDMENTS

These bylaws may be amended or repealed at any regular or special meeting of the board of directors by vote of a majority of all directors in office or at any annual or special meeting of stockholders by vote of holders of a majority of the outstanding stock entitled to vote.  Notice of any such annual or special meeting of stockholders shall set forth the proposed change or a summary thereof.